UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

IGNIS PETROLEUM GROUP, INC.
(Exact name of registrant in its charter)

NEVADA	000-50929	16-1728419
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-8188
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2006, our Board of Directors appointed Ms. Shawn Clift to replace Timothy Hart as our Chief Financial Officer.

Ms. Clift has over twenty years of financial management experience, with significant finance and accounting experience in the energy industry. From August 2005 to September 2006, Ms. Clift served as Vice-President of Finance of CDX Gas, LLC, an independent coalbed methane extraction company, where she directed financing activities and managed private equity acquisitions. From 2001 to 2005, Ms. Clift served as Director of Finance for Olympus America Inc. - Diagnostic Systems Group, an international company specializing in medical equipment and consumer products. As a member of the Olympus America Inc. management team, Ms. Clift was responsible for financial planning, forecasting, budgeting, strategic planning and GAAP compliance. From 1998 to 2001, Ms. Clift served as Senior Coordinator of International Controls in the New York office of Amerada Hess Corporation, an integrated international oil and gas company with annual sales of $12 billion. There, Ms. Clift was responsible for analysis of worldwide oil and gas reserves, review of capital expenditure return on investment and cash flow analysis of future reserves. Ms. Clift holds a Bachelor of Science degree in Accounting from Regis University.

A copy of the press release announcing Ms. Clift’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNIS PETROLEUM GROUP, INC.
Date: November 29, 2006
	By:	/s/ Michael P. Piazza
Michael P. Piazza
President and Chief Executive Officer